      POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints
i each of Shig Hamamatsu, Brandy Green, Hazem Rashed and Jesse Chew of Accuray
Incorporated the Company and ii any attorney employed in the Palo Alto, CA office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as the
undersigneds true and lawful attorney in fact to
1 prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission the SEC a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16a of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC
2 to execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such forms to be filed with the SEC pursuant to
Section 16a of the Securities Exchange Act of 1934, as amended, relating to the undersigneds beneficial ownership of securities in the Company and
3 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys in fact may approve in the discretion of any of such attorneys in fact.
The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of February 12, 2021.
Byron C. Scott
Printed Name